FOR IMMEDIATE RELEASE

CONTACT:	Jeff Tryka, CFA
Investor Relations, Lambert & Co.
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2019
Sells Asia-Pacific Business Segment; De-levers by Over $180 Million and Bolsters Liquidity

▪	Net sales decreased $16.2 million, or 8.3%, to $177.9 million from prior-year comparable period, primarily attributable to lower net sales in Horizon Americas

▪
Operating loss of $12.8 million, or 7.2% of net sales; improvement of $17.1 million over prior-year comparable period, primarily due to a $26.6 million goodwill impairment charge recorded in third quarter 2018

▪	Net loss from continuing operations of $37.5 million; down $0.4 million from prior-year comparable period

▪	Adjusted EBITDA(2) decreased $12.9 million to $(3.1) million from prior-year comparable period due to lower net sales and reduced gross margin in Horizon Americas

Troy, Michigan, November 12, 2019 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported financial results for the third quarter of 2019.
“I am encouraged by the strength of our brands, the ongoing support of our customers, and the opportunity to return this proud company to the leadership position it deserves,” commented Terry Gohl, newly appointed President and Chief Executive Officer of Horizon Global. “Over the past six weeks, since being tapped to lead Horizon Global, I have toured our primary manufacturing operations in Mexico and Europe. I have met with our teams in each of these geographies and assessed our operating position and associated challenges. Based on this early assessment, we identified actions that we believe will accelerate improvements in quality and time-to-market, and which we expect to result in improved margins and cash flow in the coming quarters.”
Gohl continued, “We faced significant headwinds in our Americas operations during the third quarter, with operational and execution issues negatively impacting our ability to fill orders in the aftermarket, retail and industrial channels, resulting in lost sales, while the impact of tariffs and higher manufacturing costs impacted profitability, all while our Europe-Africa operations reported slightly higher sales and increased margins over the prior-year comparable period, with the increase in margin primarily due to a favorable commercial settlement of a potential product liability claim. There is no doubt that everyone around the globe is disappointed with our results, and there is an equal amount of passion to make certain we improve them.”
Gohl added, “With the sale of our Asia-Pacific business segment (“APAC”) and the resulting debt paydown, covenant relief, additional liquidity and annual debt service savings, we are able to focus our time, attention, energy and newly acquired talent on improving the operating profiles of both our Americas and Europe-Africa operations. Without the tireless efforts of the teams on both sides of the pond, we would not have this unique opportunity. On behalf of Horizon Global’s remaining 4,000 employees, I want to personally thank everyone involved.”

2019 Third Quarter Segment Results
Horizon Americas. Net sales decreased $19.3 million, or 16.7%, to $96.2 million. Net sales in the aftermarket, retail and industrial channels were $18.1 million lower than the prior-year comparable period, while e-commerce net sales were down $1.7 million. These decreases were partially offset by OE net sales, which increased $1.0 million. Gross profit decreased $10.5 million, primarily due to the decrease in net sales and unfavorable material input costs as a result of the impact of tariffs and higher freight costs, unfavorable manufacturing costs and higher scrap costs. Horizon Americas generated an operating loss of $2.2 million, representing a decrease of $9.5 million from the prior-year comparable period. Commensurately, Adjusted EBITDA(2) decreased to $0.6 million for the quarter, as compared to $14.2 million during the prior-year comparable period.
Horizon Europe-Africa. Net sales increased $3.1 million, or 4.0%, to $81.6 million due primarily to increased net sales in the Automotive OEM and OES channels. Europe-Africa net sales continued to be impacted by unfavorable foreign currency translation, while net sales on a constant currency(1) basis increased $7.0 million, or 8.9%. Gross profit increased $4.3 million, primarily due to a favorable expense recovery related to the settlement of a potential product liability claim. Operating profit for the quarter was $1.7 million, which represented a $33.1 million improvement over the prior-year comparable period. Results for the third quarter of 2018 included a goodwill impairment charge of $26.6 million. Adjusted EBITDA(2) was $0.7 million for the quarter, an increase of $0.8 million over the prior-year comparable period.
Discontinued Operations. On September 19, 2019, the Company completed the sale of APAC for $209.6 million in net cash proceeds after payment of debt and transaction costs associated with operations and the transaction. The Company classified APAC assets and liabilities as held-for-sale as of December 31, 2018, and classified APAC’s operating results and the gain on sale as discontinued operations.
Balance Sheet and Liquidity. Gross debt decreased $149.3 million to $239.2 million from the prior-year comparable period. Total liquidity, which includes borrowing availability under the ABL and cash on-hand, was $60.9 million, down $6.8 million as compared to the prior-year comparable period.

Summary
Gohl continued, “While our team has significant work ahead of us, we are confident in our ability to address what we see and whatever else might come forward. In a very short period of time, we have defined key areas where we can accelerate improvement, including those impacting customer service and satisfaction. We see significant opportunities for both revenue growth and cost improvement. We have deployed both internal and external resources to address the most critical and significant items faster and are recognizing targeted early results. The organization is being reshaped to better serve the market. Since joining, I have hired a Chief Operating Officer and a global purchasing lead and will continue hiring top talent throughout the organization at all levels until we are at full strength.”
In closing, Gohl stated, “Our focus and commitment is to provide innovative products with superior engineering to our customers on time, every time. We look forward to regaining our customers’ confidence and are optimistic they will again recognize Horizon Global and our market leading brands as their supplier of choice.”

Conference Call Details
Horizon Global will host a conference call regarding third quarter 2019 earnings on Tuesday, November 12, 2019 at 8:30 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (866) 252-5200 and from outside the U.S. at (412) 317-6060. Please use the conference identification number 10136454.
The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. An earnings presentation will also be available on the Horizon Global website at the time of the conference call. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.
A replay of the call will be available on Horizon Global’s website or by phone by dialing (877) 344-7529 and from outside the U.S. at (412) 317-0088. Please use the conference identification number 10136454. The telephone replay will be available approximately two hours after the end of the call and continue through November 26, 2019.

About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage with our employees and realize value creation for our shareholders.

Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Reese, Tekonsha, and Westfalia. Horizon Global has approximately 4000 employees in 37 facilities across 15 countries.
For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company’s leverage; liabilities and restrictions imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions including the impact of any tariffs, quotas or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the success of the Company’s action plan, including the actual amount of savings and timing thereof; the success of our business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company’s exposure to product liability claims from customers and end users, and the costs associated therewith; the Company’s ability to meet its covenants in the agreements governing its debt; the Company’s ability to maintain compliance with the New York Stock Exchange’s continued listing standards; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
We evaluate growth in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior period’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix II for reconciliation.

(2)
Please refer to “Company and Business Segment Financial Information” which details certain costs, expense, other charges, that are included in the determination of net income attributable to Horizon Global under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results. The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(dollars in thousands)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,360	$27,650
Receivables, net of allowance for doubtful accounts of approximately $5.0 million and $4.8 million at September 30, 2019 and December 31, 2018, respectively	93,480	95,170
Inventories	141,150	152,200
Prepaid expenses and other current assets	9,480	8,270
Current assets held-for-sale	—	36,080
Total current assets	260,470	319,370
Property and equipment, net	78,670	86,500
Operating lease right-of-use assets	56,170	—
Goodwill	4,200	4,500
Other intangibles, net	60,350	69,400
Deferred income taxes	440	660
Non-current assets held-for-sale	—	34,790
Other assets	5,700	6,130
Total assets	$466,000	$521,350
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current maturities, long-term debt	$24,270	$13,860
Accounts payable	79,440	102,350
Short-term operating lease liabilities	9,850	—
Current liabilities held-for-sale	—	28,080
Accrued liabilities	53,020	58,520
Total current liabilities	166,580	202,810
Gross long-term debt	214,930	382,220
Unamortized debt issuance costs and discount	(34,200)	(31,570)
Long-term debt	180,730	350,650
Deferred income taxes	8,280	12,620
Long-term operating lease liabilities	50,890	—
Non-current liabilities held-for-sale	—	1,740
Other long-term liabilities	20,770	19,750
Total liabilities	427,250	587,570
Total Horizon Global shareholders' equity (deficit)	42,090	(63,720)
Noncontrolling interest	(3,340)	(2,500)
Total shareholders' equity (deficit)	38,750	(66,220)
Total liabilities and shareholders' equity	$466,000	$521,350

Horizon Global Corporation
Condensed Consolidated Statements of Operations
(Unaudited - dollars in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net sales	$177,850	$194,030	$548,170	$576,250
Cost of sales	(149,560)	(159,500)	(460,010)	(472,120)
Gross profit	28,290	34,530	88,160	104,130
Selling, general and administrative expenses	(41,100)	(37,680)	(113,140)	(134,210)
Impairment of goodwill and intangible assets	—	(26,640)	—	(125,770)
Net gain (loss) on dispositions of property and equipment	50	(110)	1,500	(520)
Operating loss	(12,760)	(29,900)	(23,480)	(156,370)
Other expense, net	(1,640)	(1,040)	(6,610)	(7,410)
Interest expense	(24,120)	(7,590)	(50,270)	(19,580)
Loss from continuing operations before income tax	(38,520)	(38,530)	(80,360)	(183,360)
Income tax benefit	1,020	1,420	2,330	15,770
Net loss from continuing operations	(37,500)	(37,110)	(78,030)	(167,590)
Income from discontinued operations, net of tax	182,750	4,110	189,520	9,670
Net income (loss)	145,250	(33,000)	111,490	(157,920)
Less: Net loss attributable to noncontrolling interest	(260)	(240)	(840)	(720)
Net income (loss) attributable to Horizon Global	$145,510	$(32,760)	$112,330	$(157,200)
Net income (loss) per share attributable to Horizon Global:
Basic:
Continuing operations	$(1.47)	$(1.47)	$(3.05)	$(6.67)
Discontinued operations	$7.21	$0.16	$7.50	$0.39
Total	$5.74	$(1.31)	$4.45	$(6.28)
Diluted:
Continuing operations	$(1.47)	$(1.47)	$(3.05)	$(6.67)
Discontinued operations	$7.21	$0.16	$7.50	$0.39
Total	$5.74	$(1.31)	$4.45	$(6.28)
Weighted average common shares outstanding:
Basic	25,329,492	25,101,847	25,267,310	25,028,072
Diluted	25,329,492	25,101,847	25,267,310	25,028,072

Horizon Global Corporation
Condensed Consolidated Statements of Cash Flows
(unaudited - dollars in thousands)

	Nine months ended September 30,
	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$111,490	$(157,920)
Less: Net income from discontinued operations	189,520	9,670
Net loss from continuing operations	(78,030)	(167,590)

Adjustments to reconcile net loss from continued operations to net cash used for operating activities:
Net (gain) loss on dispositions of property and equipment	(1,500)	520
Depreciation	11,980	9,410
Amortization of intangible assets	4,800	5,640
Write off of operating lease assets	4,250	—
Impairment of goodwill and intangible assets	—	125,770
Amortization of original issuance discount and debt issuance costs	18,570	6,050
Deferred income taxes	(3,390)	(3,370)
Non-cash compensation expense	1,790	1,430
Paid-in-kind interest	7,620	—
Increase in receivables	(4,680)	(31,950)
Decrease in inventories	1,920	5,630
(Increase) decrease in prepaid expenses and other assets	(2,770)	1,150
Decrease in accounts payable and accrued liabilities	(15,560)	(27,450)
Other, net	(10,800)	220
Net cash used for operating activities for continuing operations	(65,800)	(74,540)
Cash Flows from Investing Activities:
Capital expenditures	(8,460)	(9,660)
Net proceeds from sale of business	214,570	—
Net proceeds from disposition of property and equipment	1,470	(280)
Net cash provided by (used for) investing activities for continuing operations	207,580	(9,940)
Cash Flows from Financing Activities:
Proceeds from borrowings on credit facilities	13,780	12,550
Repayments of borrowings on credit facilities	(6,520)	(14,390)
Proceeds from Second Lien Term Loan, net of issuance costs	35,520	45,430
Repayments of borrowings on First Lien Term Loan, inclusive of transaction costs	(173,430)	(6,490)
Proceeds from ABL Revolving Debt, net of issuance costs	68,790	72,430
Repayments of borrowings on ABL Revolving Debt	(112,510)	(34,830)
Proceeds from issuance of Series A Preferred Stock	5,340	—
Proceeds from issuance of Warrants	5,380	—
Other, net	(10)	(300)
Net cash (used for) provided by financing activities for continuing operations	(163,660)	74,400
Discontinued Operations:
Net cash provided by discontinued operating activities	11,430	8,500
Net cash used for discontinued investing activities	(1,120)	(720)
Net cash provided by (used for) discontinued financing activities	—	—
Net cash provided by discontinued operations	10,310	7,780
Effect of exchange rate changes on cash	280	40
Cash and Cash Equivalents:
Decrease for the period	(11,290)	(2,260)
At beginning of period	27,650	29,570
At end of period	$16,360	$27,310
Supplemental disclosure of cash flow information:
Cash paid for interest	$19,730	$13,430
Cash paid for taxes	$480	$2,170

Appendix I

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP. Adjusted EBITDA, as determined and measured by Horizon Global, should also not be compared to similarly titled measures reported by other companies. The Company also uses operating income (loss) to measure stand-alone segment performance.

Adjusted EBITDA is defined as net income attributable to Horizon Global before interest expense, income taxes, depreciation and amortization, and before certain items, as applicable such as severance, restructuring, relocation and related business disruption costs, impairment of goodwill and other intangibles, non-cash stock compensation, certain product liability recall and litigation claims, acquisition and integration costs, gains (losses) on business divestitures and other assets, board transition support and non-cash unrealized remeasurement costs.

The following table summarizes Adjusted EBITDA for our operating segments for the three and nine months ended September 30, 2019 (“3Q19”) and 2018 (“3Q18”):

	Three months ended September 30, 2019				Three months ended September 30, 2018				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net income attributable to Horizon Global				$145,510				$(32,760)	$178,270
Net loss attributable to noncontrolling interest				(260)				(240)	(20)
Net income				145,250				(33,000)	178,250
Interest expense				24,120				7,590	16,530
Income tax benefit				(1,020)				(1,420)	400
Depreciation and amortization				6,250				5,090	1,160
EBITDA	(940)	1,380	174,160	174,600	8,030	(31,560)	1,790	(21,740)	196,340
Net loss attributable to noncontrolling interest	—	260	—	260	—	230	—	230	30
Income from discontinued operations, net of tax	—	—	(182,750)	(182,750)	—	—	(4,110)	(4,110)	(178,640)
Severance	—	—	1,620	1,620	660	—	—	660	960
Restructuring, relocation and related business disruption costs	(200)	—	4,250	4,050	4,220	1,370	—	5,590	(1,540)
Impairment of goodwill and other intangibles	—	—	—	—	—	26,640	—	26,640	(26,640)
Non-cash stock compensation	—	—	850	850	—	—	230	230	620
Acquisition and integration costs	—	—	—	—	—	70	1,130	1,200	(1,200)
(Gain) loss on business divestitures and other assets	320	—	(1,320)	(1,000)	650	—	—	650	(1,650)
Product liability and litigation claims	820	(4,270)	—	(3,450)	—	—	—	—	(3,450)
Debt issuance costs	—	—	530	530	—	—	—	—	530
Unrealized remeasurement costs	240	650	300	1,190	110	530	(110)	530	660
Other (income) expense, net	310	2,720	(1,980)	1,050	570	2,650	(3,290)	(70)	1,120
Adjusted EBITDA	$550	$740	$(4,340)	$(3,050)	$14,240	$(70)	$(4,360)	$9,810	$(12,860)

	Nine months ended September 30, 2019				Nine months ended September 30, 2018				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net income attributable to Horizon Global				$112,330				$(157,200)	$269,530
Net loss attributable to noncontrolling interest				(840)				(720)	(120)
Net income				111,490				(157,920)	269,410
Interest expense				50,270				19,580	30,690
Income tax benefit				(2,330)				(15,770)	13,440
Depreciation and amortization				16,790				15,070	1,720
EBITDA	10,100	(3,770)	169,890	176,220	7,260	(132,630)	(13,670)	(139,040)	315,260
Net loss attributable to noncontrolling interest	—	840	—	840	—	720	—	720	120
Income from discontinued operations, net of tax	—	—	(189,520)	(189,520)	—	—	(9,670)	(9,670)	(179,850)
Severance	(200)	10	1,620	1,430	5,010	1,560	2,750	9,320	(7,890)
Restructuring, relocation and related business disruption costs	1,110	(1,410)	4,250	3,950	11,830	2,820	—	14,650	(10,700)
Impairment of goodwill and other intangibles	—	—	—	—	—	125,770	—	125,770	(125,770)
Non-cash stock compensation	—	—	1,820	1,820	—	—	1,440	1,440	380
Acquisition and integration costs	—	—	—	—	—	1,390	16,130	17,520	(17,520)
(Gain) loss on business divestitures and other assets	1,280	3,630	—	4,910	1,490	—	—	1,490	3,420
Board transition support	—	—	1,450	1,450	—	—	—	—	1,450
Product liability and litigation claims	820	50	—	870	—	—	—	—	870
Debt issuance costs	—	—	2,660	2,660	—	—	—	—	2,660
Unrealized remeasurement costs	160	1,210	440	1,810	110	750	200	1,060	750
Other (income) expense, net	730	8,140	(7,120)	1,750	2,160	8,310	(10,710)	(240)	1,990
Adjusted EBITDA	$14,000	$8,700	$(14,510)	$8,190	$27,860	$8,690	$(13,530)	$23,020	$(14,830)

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

	Three months ended September 30, 2019			Nine months ended September 30, 2019
	Horizon Americas	Horizon Europe-Africa	Consolidated	Horizon Americas	Horizon Europe-Africa	Consolidated
Revenue growth as reported	(16.7)%	4.0%	(8.3)%	(6.0)%	(3.5)%	(4.9)%
Less: currency impact	—%	(4.9)%	(2.0)%	(0.2)%	(6.4)%	(3.0)%
Revenue growth at constant currency	(16.7)%	8.9%	(6.3)%	(5.8)%	2.9%	(1.9)%